Exhibit 99.1

Ambarella Inc. Announces First Quarter Fiscal Year 2018 Financial Results

Contact:

Deborah Stapleton

650.815.1239

deb@stapleton.com

June 6, 2017 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of semiconductor processing solutions for video that enable HD video capture, analysis, sharing, and display, today announced financial results for its first quarter of fiscal year 2018 ended April 30, 2017.

–	Revenue for the first quarter of fiscal 2018 was $64.1 million, up 12.2% from $57.2 million in the same period in fiscal 2017.

–	Gross margin under U.S. generally accepted accounting principles (GAAP) for the first quarter of fiscal 2018 was 63.9%, compared with 64.2% for the same period in fiscal 2017.

–	GAAP net income for the first quarter of fiscal 2018 was $2.6 million, or $0.07 per diluted ordinary share, compared with GAAP net income of $1.8 million, or $0.05 per diluted ordinary share, for the same period in fiscal 2017.

Financial results on a non-GAAP basis for the first quarter 2018 are as follows:

–	Gross margin on a non-GAAP basis for the first quarter of fiscal 2018 was 64.3%, compared with 64.6% for the same period in fiscal 2017.

–	Non-GAAP net income for the first quarter of fiscal 2018 was $13.4 million, or $0.39 per diluted ordinary share. This compares with non-GAAP net income of $11.4 million, or $0.34 per diluted ordinary share, for the same period in fiscal 2017.

Total of cash, cash equivalents and marketable securities on hand at the end of the first quarter of fiscal year 2018 was $420.2 million, compared with $323.8 million at the end of the same quarter a year ago.

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information for the first quarter of fiscal year 2018 excludes the impact of stock-based compensation adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Based on information available as of today, Ambarella is offering the following guidance for the second quarter of fiscal year 2018, ending July 31, 2017:

–	Revenue is expected to be between $69.0 million and $72.0 million

–	Gross margin on a non-GAAP basis is expected to be between 62.0% and 63.5%

–	Operating expenses on a non-GAAP basis are expected to be between $26.0 million and $27.5 million

“Q1 revenue of $64.1 million reflects our continued push to diversify our markets and customers with strong growth in the quarter coming from IP security cameras, including both professional and home monitoring markets, and continued growth in other cameras markets including wearable and automotive cameras,” said Fermi Wang, President and CEO of Ambarella. “While our current markets continue to expand, we believe the combination of video with computer vision technology will be the real driver of new opportunities in both our current markets as well as emerging markets such as OEM automotive and robotics. We feel our investment in the development of a family of computer vision SoCs in support of our customers’ advanced video cameras will be the foundation for the future expansion of our business.”

Stock Repurchase

Ambarella’s Board of Directors previously authorized the repurchase of up to an aggregate of $75 million of the company’s ordinary shares through June 30, 2017. In the first quarter of fiscal year 2018, the company repurchased a total of 162,738 shares for total consideration of approximately $8.77 million. Ambarella has repurchased a total of 567,827 shares from inception of the program for total cash consideration of approximately $29.0 million. While the previously authorized program will continue through June 30th, Ambarella’s Board of Directors has authorized the repurchase of up to an additional $50 million of its ordinary shares over a twelve-month period commencing July 1, 2017. Repurchases may be made from time-to-time through open market purchases or through privately negotiated transactions subject to market conditions, applicable legal requirements and other relevant factors. The repurchase program does not obligate the company to acquire any particular amount of ordinary shares, and it may be suspended at any time at the company’s discretion. The repurchase program will be funded using Ambarella’s working capital.

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss the first quarter of fiscal year 2018 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ and an archive will be available for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) and Ultra HD video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, sports cameras, wearable cameras, flying cameras and automotive video camera recorders. Ambarella compression chips are also used in broadcasting TV programs worldwide. For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the second quarter of fiscal year 2018, ending July 31, 2017, and the comments of our CEO relating to growth of the company’s current and emerging markets, future growth drivers, and investment in computer vision technology. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; our ability to retain and expand customer relationships and to achieve design wins; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; the expansion of our current markets and our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2017 fiscal year which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the first quarter ended April 30, 2017 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the first quarter of fiscal year 2018, the company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the second quarter of fiscal year 2018, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended April 30,
	2017	2016
Revenue	$64,135	$57,157
Cost of revenue	23,172	20,450

Gross profit	40,963	36,707

Operating expenses:
Research and development	26,602	24,466
Selling, general and administrative	11,744	10,893

Total operating expenses	38,346	35,359
Income from operations	2,617	1,348
Other income	153	27

Income before income taxes	2,770	1,375
Provision (benefit) for income taxes	206	(408)

Net income	$2,564	$1,783

Net income per share attributable to ordinary shareholders:
Basic	$0.08	$0.05

Diluted	$0.07	$0.05

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	33,253,817	32,428,047

Diluted	34,685,081	33,950,736

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended April 30,
	2017	2016
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$303	$245
Research and development	7,977	6,719
Selling, general and administrative	4,692	4,337

Total stock-based compensation	$12,972	$11,301

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended April 30,
	2017	2016
	(unaudited)
GAAP net income	$2,564	$1,783

Non-GAAP adjustments:
Stock-based compensation expense	12,972	11,301
Income tax effect	(2,136)	(1,645)

Non-GAAP net income	$13,400	$11,439

GAAP—diluted weighted average shares	34,685,081	33,950,736
Non-GAAP—diluted weighted average shares	34,685,081	33,950,736

GAAP—diluted net income per share	$0.07	$0.05
Non-GAAP adjustments:
Stock-based compensation expense	0.38	0.34
Income tax effect	(0.06)	(0.05)
Non-GAAP—diluted net income per share	$0.39	$0.34

The difference between GAAP and non-GAAP gross margin was 0.4% and 0.4%, or $303,000 and $245,000 for the three months ended April 30, 2017 and 2016, respectively. The difference was due to the effect of stock-based compensation.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	April 30, 2017	January 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$335,182	$322,872
Marketable securities	84,986	82,522
Accounts receivable, net	22,871	38,596
Inventories	19,066	20,145
Restricted cash	9	8
Prepaid expenses and other current assets	3,304	4,392

Total current assets	465,418	468,535
Property and equipment, net	5,241	4,988
Deferred tax assets, non-current	6,028	5,774
Intangible assets, net	13,613	4,149
Goodwill	26,601	26,601
Other non-current assets	2,168	2,224

Total assets	$519,069	$512,271

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	18,699	19,955
Accrued and other current liabilities	20,929	26,448
Income taxes payable	555	568
Deferred revenue	5,555	7,425

Total current liabilities	45,738	54,396
Other long-term liabilities	9,002	3,241

Total liabilities	54,740	57,637

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	15
Additional paid-in capital	219,425	212,276
Accumulated other comprehensive loss	(88)	(70)
Retained earnings	244,977	242,413

Total shareholders’ equity	464,329	454,634

Total liabilities and shareholders’ equity	$519,069	$512,271